Exhibit 10.04

September 15, 2008

ARTISTdirect, Inc.

1601 Cloverfield Blvd., Suite 400

Santa Monica, CA 90404

Attention:                                         Mr. Dimitri Villard

Interim Chief Executive Officer

This amendment (the “Amendment”) to the letter (the “Engagement Letter”) dated February 7, 2008 hereby terminates the Engagement of Salem Partners LLC (“Salem Partners”) by ARTISTdirect, Inc. (the “Company”) pursuant to the Engagement Letter and releases Salem Partners and the Company from all future obligations thereunder, except those detailed in the Engagement Letter as surviving any termination of the Engagement.  Notwithstanding the foregoing, the parties acknowledge that the Company will immediately pay Salem Partners a non-refundable cash fee of $125,000 and that the Company shall not have any obligation to make any other payments to Salem Partners.

Please confirm that the foregoing is in accordance with your understanding and agreement by signing where indicated below and returning to us the duplicate of the Amendment enclosed herewith, whereupon the Amendment will constitute our binding agreement with respect to the matters set forth herein.

Very truly yours,

SALEM PARTNERS LLC

By:	/s/ Stephen Prough
Name: Stephen Prough
Title: Managing Director

CONFIRMED AND AGREED:

ARTISTDIRECT, INC.

By:	/s/ Dimitir Villard
Name: Dimitri Villard
Title: Chief Executive Officer